EXHIBIT 10.4

ASSIGNMENT, ASSUMPTION AND ADMISSION AGREEMENT
AIM Management Holdco, LLC
This Assignment, Assumption and Admission Agreement, dated as of September 10, 2014 (this “Agreement”), is entered into by and between Ashford Hospitality Advisors LLC (“Ashford”) and Rob Hays (“Assignee”). Capitalized terms used and not otherwise defined herein have the meanings set forth in the Operating Agreement (as defined below).
W I T N E S S E T H :
WHEREAS, AIM Management Holdco, LLC (the “Company”) is validly existing as a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.) and is governed by the Limited Liability Company Operating Agreement of AIM Management Holdco, LLC, dated as of the 3rd day of September, 2014 (the “Operating Agreement”);
WHEREAS, Ashford is the sole Member of the Company, holding 100% of the Company Interests;
WHEREAS, Ashford desires to sell to Assignee, and Assignee desires to purchase, a 15% Company Interest in the Company and a 15% limited partner interest in AIM Performance Holdco, LP (pursuant to a separate agreement) for an aggregate purchase price of $450,000 (the “Aggregate Purchase Price”);
WHEREAS, the parties hereto intend to amend and restate the Operating Agreement (the “Amended Operating Agreement”) to sub-divide the Company Interests into Class A Company Interests and Class B Company Interests;
WHEREAS, Ashford desires to assign, transfer and convey a portion of its Company Interests described on Schedule A hereto as a Class B Company Interest governed by the Amended Operating Agreement (the “Assigned Class B Company Interest”) to Assignee;
WHEREAS, Assignee desires to acquire and accept the Assigned Class B Company Interest, and Assignee desires to be admitted to the Company as a Class B Member of the Company;
WHEREAS, Section 10 of the Operating Agreement allows for the transfer of the Assigned Class B Company Interest from Ashford to Assignee with the prior written consent of the Majority-in-Interest of the Members;
WHEREAS, a Majority-in-Interest of the Members has consented to the transfer of the Assigned Class B Company Interest from Ashford to Assignee, as evidenced by that certain Written Consent, made and entered into as of September 10, 2014 (the “Written Consent”).
NOW, THEREFORE, the undersigned, in consideration of the premises, covenants and agreements contained herein, do hereby agree as follows:

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1.Assignment and Assumption. For a portion of the Aggregate Purchase Price and other good and valuable consideration received, the receipt and sufficiency of which are hereby acknowledged, upon the execution of this Agreement by the parties hereto, Ashford does hereby assign, transfer and convey the Assigned Class B Company Interest in the Company to Assignee, and Assignee does hereby accept such Assigned Class B Company Interest and agrees to become a Member of the Company and to be bound by the terms and conditions of the Operating Agreement.

2.Admission. Contemporaneously with the assignment of the Assigned Class B Company Interest described in paragraph 1 of this Agreement, Assignee shall be admitted to the Company without any further action.

3.Future Cooperation. Each of the parties hereto agrees to cooperate at all times from and after the date hereof with respect to all of the matters described herein, and to execute such other documents as may be reasonably requested for the purpose of giving effect to, or evidencing or giving notice of, the transactions contemplated by this Agreement.

4.Binding Effect of this Agreement. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

5.Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

6.Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws without regard to principles of conflict of laws.

7.Taxation. Prior to giving effect to the assignment, transfer and conveyance contemplated by this Agreement, the Company was treated as a disregarded entity for U.S. federal income tax purposes. For U.S. federal income tax purposes (and to extent permitted for state and local income tax purposes), pursuant to Revenue Ruling 99-5, 1999-1 C.B. 434, Monty Bennett and Rob Hays (the “Assignees”) shall be treated as simultaneously purchasing an interest in 40% of the Company’s assets from Ashford and then the Assignee and Ashford shall be treated as contributing their respective interests in the Company’s assets to an entity that is being formed for U.S. federal income tax purposes and classified as a partnership as a result of such purchase in exchange for ownership interests in such partnership.

8.Timing. Each of the transactions contemplated by this Agreement and the Assignment and Assumption Agreement for Monty Bennett shall occur simultaneously.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.
ASSIGNOR:
ASHFORD HOSPITALITY ADVISORS LLC, a Delaware limited partnership
By:    /s/ DAVID A. BROOKS
     David A. Brooks
     Vice President
ASSIGNEE:

    /s/ ROB HAYS
    Rob Hays

The undersigned Monty Bennett and Rob Hays, in their capacities as Managers of, and on behalf of, the Company, acknowledge the assignment of the Assigned Class B Company Interest set forth above and admission of the Assignee as a Member of the Company and agree that the parties hereto have complied with the provisions of Section 10 of the Operating Agreement the and that this Agreement, together with the Written Consent, are the only instruments deemed reasonably necessary or desirable by the Managers to effect the matters set forth herein and consent to the foregoing on behalf of the Company. Further, the undersigned agrees to take all actions necessary to evidence the foregoing on the books and records of the Company.

AIM MANAGEMENT HOLDCO, LLC:

By:    /s/ MONTY BENNETT
    Monty Bennett, Manager

By:    /s/ ROB HAYS
    Rob Hays, Manager

Assignment, Assumption and Admission Agreement
Signature Page

Schedule A

A Class B Company Interest consisting solely of the following, as of the date hereof, subject to adjustment and change as set forth in the Amended Operating Agreement:

Company Percentage:     15%